Exhibit 5(a)

Alcoa 201 Isabella Street Pittsburgh, Pennsylvania 15212

June 7, 2007

Alcoa Inc.

390 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

As an officer from the Legal Department of Alcoa Inc., a Pennsylvania corporation (the “Company”), I am familiar with the offer (the “Offer”) by the Company and Alcoa Holdco Canada ULC/Société de Portefeuille Alcoa Canada SRI, an unlimited liability corporation organized under the laws of the Province of Nova Scotia, Canada, and an indirect wholly owned subsidiary of the Company, to purchase, under the terms and subject to the conditions set forth in the Offer to Purchase, dated May 7, 2007 (the “Offer to Purchase”), all outstanding common shares (the “Alcan Common Shares”) of Alcan, Inc., a corporation organized under the laws of Canada (“Alcan”).

In connection with this opinion, I have examined and am familiar with (i) the Offer to Purchase forming a part of the Company’s registration statement on Form S-4 (the “Form S-4”) filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2007 under the Securities Act of 1933, as amended (the “Act”) and Amendment No. 1 to the Form S-4 (together with the Form S-4, the “Registration Statement”) filed on June 7, 2007, with respect to the registration of up to 155,578,331 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”); (ii) the documents related to the Offer to Purchase, including the letter of transmittal and notice of guaranteed delivery (such related documents together with the Offer to Purchase, the “Offer Documents”) in connection with the Offer; (iii) the Articles and the By-laws of the Company, in each case as amended to the date hereof, (iv) certain resolutions of the Board of Directors of the Company relating to, among other things, the approval of the Offer and the transactions related thereto and the issuance and registration of Common Stock, and (v) such other documents as I deemed necessary or appropriate as a basis for the opinion set forth below.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that, assuming (i) the Shares will conform in all material respects to the descriptions thereof set forth in the Offer to Purchase, (ii) the Registration Statement shall have been declared effective by order of the Commission and (iii) the Shares shall have been exchanged in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Offer Documents, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

I am a member of the bar of the Commonwealth of Pennsylvania and I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the Commonwealth of Pennsylvania, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.

I consent to the filing of this opinion as an exhibit to the Registration Statement and the Offer to Purchase, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and in the Offer to Purchase. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated by the Commission under the Act.

Very truly yours,

/s/    KURT R. WALDO

Kurt R. Waldo

Deputy General Counsel

2